EXHIBIT 23.1
                                  ------------


                               ARTHUR ANDERSEN LLP





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 25, 1996, included in Action Performance Companies, Inc.'s Form 10-KSB for the year ended September 30, 1996, and our report dated December 13, 1996, included in Action Performance Companies, Inc.'s Form 8-K/A relating to the audits of Sports Image, Inc. for the year ended December 31, 1995, and the period from January 1, 1996 to November 7, 1996, and to all references to our firm included in this registration statement.



                                              /s/Arthur Andersen LLP


Phoenix, Arizona,
March 5, 1997